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Exhibit 8.1

[Letterhead of O'Melveny & Myers LLP]

September 9, 2011

The Macerich Company
401 Wilshire Boulevard
Suite 700
Santa Monica, California 90407

Ladies and Gentlemen:

        This opinion is furnished to you in connection with the Registration Statement on Form S-3ASR (as amended or supplemented, the "Registration Statement") filed by The Macerich Company (the "Company") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), on September 9, 2011, relating to the registration of shares of common stock, par value $0.01 per share, of the Company (the "Common Shares"), shares of preferred stock, par value $0.01 per share, of the Company (the "Preferred Shares"), depositary shares that may be issued by the Company ("Depositary Shares"), senior and/or subordinated debt securities of the Company (the "Debt Securities"), warrants to purchase Common Shares, Preferred Shares and/or Debt Securities ("Warrants"), rights to purchase Common Shares, Preferred Shares and/or Debt Securities ("Rights"), and units consisting of two or more of the foregoing classes of securities (together with the Common Shares, Preferred Shares, Depositary Shares, Debt Securities, Warrants and Rights, the "Securities").

        The opinion set forth in this letter is based on relevant provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations thereunder (including proposed and temporary Treasury Regulations), and interpretations of the foregoing as expressed in court decisions, administrative determinations, and the legislative history as of the date hereof. These provisions and interpretations are subject to change, which may or may not be retroactive in effect, that might result in modifications of our opinion.

        In rendering our opinion we examined such records, certificates, documents and other materials as we considered necessary or appropriate as a basis for such opinion, including the following: (1) the Registration Statement, (2) the Amended and Restated Limited Partnership Agreement of The Macerich Partnership, L.P. (the "Operating Partnership"), (3) the corporate charter of the Company, as supplemented by Articles Supplementary filed with the appropriate State of Maryland authorities on May 30, 1995, (4) the organizational documents of Macerich Management Company, Macerich Property Management Company, LLC, Macerich Arizona Partners LLC and Macerich Arizona Management LLC (collectively referred to herein as the "Management Companies"), as well as those for Macerich PPR Corp., Pacific Premier Retail Trust, Freehold Chandler Trust LLC, Queens Mall Limited Partnership and Queens Mall Expansion Limited Partnership (collectively referred to herein as the "Subsidiary REITs"), (5) the Company's Annual Reports on Form 10-K for each of the years ended December 31, 1998 through December 31, 2010, (6) the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, (7) records required by the Code and Treasury Regulations relating to stockholder ownership and fair value of assets, prepared by the Company and the Subsidiary REITs for the year ended December 31, 2010, and (8) such other documents and information provided to us as we deemed relevant to our opinion.

        In addition, we have been provided with a certificate, dated September 9, 2011 (the "Officer's Certificate"), executed by a duly appointed officer of the Company, as the corporation which is directly or indirectly serving as (i) the sole corporate general partner of the Operating Partnership, and (ii) a general partner of certain of the Property Partnerships (as defined in the Officer's Certificate), setting forth certain representations relating to the formation and operation of the Company and its subsidiaries (including the Subsidiary REITs, the Operating Partnership and the Property Partnerships).

        For purposes of our opinion, we have not made an independent investigation of the facts set forth in such documents, the Officer's Certificate, the partnership agreement for the Operating Partnership, the partnership agreements for the Property Partnerships, or the Registration Statement. We have consequently assumed, with your permission, that the information presented in such documents, or otherwise furnished to us, accurately and completely describes all material facts relevant to our opinion. We have also relied upon the opinion of Venable LLP, Baltimore, Maryland, dated September 9, 2011, with respect to Maryland law, and upon the opinion of Richards, Layton & Finger, Wilmington, Delaware, dated October 27, 2009, with respect to Delaware law.

        We have also assumed for the purposes of this opinion that (i) each of the Company and Macerich PPR Corp. is validly organized and duly incorporated under the laws of the State of Maryland, and that Pacific Premier Retail Trust is a duly organized and validly existing trust under the laws of the State of Maryland, (ii) each of the Operating Partnership, Freehold Chandler Trust LLC, Queens Mall Limited Partnership and Queens Mall Expansion Limited Partnership is a duly organized and validly existing limited liability company or partnership under the laws of the State of Delaware, (iii) each of the Management Companies and each of the Property Partnerships is duly organized and a validly existing limited liability company or partnership under the laws of its state of organization, (iv) the transactions described in or contemplated by any of the aforementioned documents have been or will be consummated in accordance with the operative documents, (v) the operative documents are enforceable in accordance with their terms, (vi) each of the Company and the Subsidiary REITs has been and will continue to be organized and operated in the manner described in the Officer's Certificate, the Registration Statement, the documents incorporated by reference into the Registration Statement and the other relevant documents referred to above and (vii) the representations in the Officer's Certificate are and will remain true, correct and complete and that all representations made "to the best of the knowledge and belief" of any person(s) or party(ies) or with similar qualification are and will be true, correct and complete as if made without such qualification. Any material change that is made after the date hereof in any of the foregoing bases for our opinion could affect our conclusions.

        Based on the foregoing, we are of the opinion that:

          1.     The Company has qualified for treatment as a real estate investment trust ("REIT") under the Code for its taxable years ended December 31, 2004 through December 31, 2010 and the Company's current organization and method of operation, if continued, will enable it to continue to meet the requirements for qualification and taxation as a REIT for its taxable year ending December 31, 2011 and each taxable year thereafter.

          2.     The statements set forth in the Registration Statement under the caption "Material United States Federal Income Tax Considerations," insofar as they discuss matters of United States federal income tax law and regulations or legal conclusions with respect thereto, constitute our opinion as to the material United States federal income tax consequences set forth therein, subject to the assumptions and qualifications set forth therein and in this letter.

        However, such section of the Registration Statement is not exhaustive and does not purport to discuss any state or local tax considerations or all possible federal income tax considerations of the purchase, ownership and disposition of the Securities. In addition, the Company's qualification and taxation as a REIT depend upon the Company's and the Subsidiary REITs' ability to meet on a continuing basis, through actual annual operating and other results, the various requirements under the Code and described in the Registration Statement with regard to, among other things, the sources of its gross income, the composition of its assets, the level of its distributions to stockholders, and the diversity of its stock ownership. O'Melveny & Myers LLP will not review the Company's and the Subsidiary REITs' compliance with these requirements on a continuing basis. Accordingly, no assurance can be given that the actual results of the operations of the Company, the Operating Partnership, and their subsidiaries, the sources of their income, the nature of their assets, the level of the Company's distributions to stockholders and the diversity of its stock ownership for any given taxable year will satisfy the requirements under the Code for qualification and taxation as a REIT.

        Other than as expressly stated above, we express no opinion on any issue relating to the Company, the Subsidiary REITs, the Operating Partnership, one or more of the Property Partnerships or to any investment therein. Furthermore, we assume no obligation to advise you of any changes in the foregoing subsequent to the date of this letter, and we are not undertaking to update this letter after the date hereof.

        In accordance with the requirements of Item 601(b)(23) of Regulation S-K promulgated by the Commission, we hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement and to the references to our firm under the caption "Legal Matters" in the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Respectfully submitted,
/s/ O'Melveny & Myers LLP

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  Exhibit 8.1
[Letterhead of O'Melveny & Myers LLP]